AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2000
                           REGISTRATION NO. 333-42036


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                 --------------


                                    FORM SB-2
                                AMENDMENT NO. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THE VERMONT WITCH HAZEL CO.

     VERMONT                         6770                       95-40272
(State of                 (Primary Standard Industrial       (I.R.S. Employer
incorporation)            Classification Code Number)       Identification No.)

             4415 PONCA AVENUE, TOLUCA LAKE, CA 91602, 818 766-4640
(Address and telephone number of principal executive offices and principal place of business)

      DEBORAH DUFFY, 4415 PONCA AVENUE, TOLUCA LAKE, CA 91602, 818 766-4640
            (Name, address and telephone number of agent for service)



                                   Copies to:
                         Law Offices of Lance Kerr, Esq.
                           8833 Sunset Boulevard #200
                            West Hollywood, CA 90069
                                 (310) 289-4947



     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.





                                            CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF          DOLLAR AMOUNT         PROPOSED MAXIMUM                PROPOSED MAXIMUM

SECURITIES TO BE REGISTERED                           SECURITIES TO BE REGISTERED     OFFERING DOLLAR AMOUNT

Common Stock, par value           $2.00                  250,000 shares                   $500,000

Proposed Minimum Offering         $250
(Shares may only be purchased in increments of  125 shares)

Amount of Registration Fee        $132

                             INITIAL PUBLIC OFFERING
                                   PROSPECTUS

                           The Vermont Witch Hazel Co.

                         250,000 SHARES OF COMMON STOCK
                                 $2.00 PER SHARE


     We present this prospectus for the offer and sale of up to 250,000 shares of our common stock.

     We currently have no public market for our shares. We expect our common stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. after this registration statement is declared effective.

     After our shares are registered we may offer and sell the shares directly. Sales will be effected through our officers and directors. No outside broker-dealers are anticipated to be involved in the sale of the securities. We reserve the right to accept or reject, in whole or in part, any proposed purchase of the shares.

     Funds will be held in a special Vermont Witch Hazel bank account until such time as the completed subscription agreements are reviewed and The Vermont Witch Hazel Company is satisfied that the purchasers of said shares are approved. At that time shares will be issued and funds will be transferred to The Vermont Witch Hazel Company operating account.

     We will be self underwriting this offer. The offering will end 90 days from the effective date of registration.

                                  THE OFFERING

There will be a maximum of 250,000 shares offered for sale in minimum increments of 125 shares at the price of $2.00 per share which is $250.00 per increment.

                            PER  SHARE            TOTAL
                            ----------            -----
     Public  Price         $2.00 per share       $500,000
     Commissions            0
     Proceeds  to
     The  Vermont
     Witch  Hazel  Co      $250  per  increment  $500,000

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE.   ANY REPRESENTATION  TO
THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                            Date of the prospectus is

                                TABLE OF CONTENTS
                                     PART I


250,000  Shares  of  Common  Stock                                            1
Summary  of  Information                                                      3
Risk  Factors                                                                 4
Capitalization                                                                6
Use  of  Proceeds                                                             6
Determination  of  Offering  Price                                            9
Dilution                                                                      9
Selling  Security  Holders                                                    9
Plan  of  Distribution                                                       10
Legal  Proceedings                                                           10
Directors,  Executive  Officers,  Promoters  and  Control  Persons           11
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        12
Description  of  Securities                                                  12
Transfer  Agent                                                              13
Interest  of  Named  Experts  and  Counsel                                   13
Disclosure  of  Commission's  Position  of
    Indemnification  for  Securities  Act  Liabilities                       13
Organization  Within  Last  Five  Years                                      13
Description  of  Business                                                    13
Illustrations                                                    I-1  to  I  -3
Management's  Discussion  and  Analysis                                      16
Plan  of  Operation                                                          17
Result  of  Operations                                                       18
Changes  in  Statements  of  Cash  Flow                                      20
Weighted  Average  Number  of  Common  Shares  Outstanding                   20
Description  of  Property                                                    20
Market  for  Common  Equity  and  Related  Stockholder  Matters              21
Executive  Compensation                                                      21
Index  to  Consolidated  Financial  Statements                               F
Changes  In  and  Disagreements  With  Accountants
     on  Accounting  and  Financial  Disclosure                              22
Delivery  of  Prospectuses  by  Dealers                                      22
Available  Information                                                       22


       PART  II
Indemnification  of  Directors  and  Officers                                23
Other  Expenses  of  Issuance  and  Distribution                             23
Recent  Sales  of  Unregistered  Securities                                  23
Exhibits                                                                     25
Undertakings                                                                 26
Signatures                                                                   27


                                     Page 2.

     SUMMARY  INFORMATION  AND  RISK  FACTORS


SUMMARY

     You should read the following summary together with the more detailed information regarding The Vermont Witch Hazel Company. The proposed shares we are selling by this registration are common stock. Our current financial statements and accompanying notes appear elsewhere in this prospectus.

     We  are  a  Vermont  corporation that manufactures all natural (human) skin
care  and  natural  pet  care  products.   We  have  two  web  sites:
www.vermontwitchhazel.com and www.veterinarywitchhazel.com. In March of 1999 we added a line of all natural pet care products with the brand name of Tested on Humans. Both lines were designed for natural foods and health stores and Internet sales.



OFFERING  OF  SHARES

     Shares  Offered  -  250,000  common  shares sold only in increments of 125.

     Minimum  Number  of  Shares  to  be  Sold  -  No  Minimum

     Maximum  Number  of  Shares  to  be  sold  -  250,000

     Share  Sales  consist  of  increments  of  125  shares  of  common  stock

     Price  -  $2.00  per  Share

     Shares  Outstanding  Prior  to  Offering  -  1,149,850


     USE  OF  PROCEEDS:
                         Legal
                         Administrative  Assistant  &  Secretarial
                         Marketing  &  Travel  Expense
                         Facilitate  Strategic  Alliance  Group
                         Design  &  Printing
                         Office  Leasehold
                         Misc.  Supplies
                         Shareholder  Releases  -  Mail
                         General  Mail  -  incl.  Courier  Services
                         Phones/Fax/Internet
                         Public/Investor  Relations
                         Office  Equipment;  lease/purchase
                         Financial  Conferences/Seminars
                         Advertising  &  Brochures
                         Web  Site  Design  and  Hosting
                         Accounting

ADDRESS  AND  PHONE  NUMBER:

          Our  main  office  is  located  at  4415 Ponca Avenue, Toluca Lake, CA
91602.   We  also  sublease warehouse space in Glendale, CA and Simi Valley, CA.
Telephone  number  is  818  766-4640.

                                     Page 3
                                  RISK FACTORS

     In addition to the other information in this prospectus, you should consider the following risk factors in evaluating our business and our potential future prospects before purchasing any shares of our common stock.

     HISTORY  OF  OUR  OPERATIONS  SHOWS  NO LONG-TERM CONTRACTS WITH RETAILERS.

     We were incorporated August 3, 1994 and have been operating a skin care manufacturing business since April, 1995. In October 1995 a 120+ store chain, began purchasing our products for their stores. The relationship lasted three years, but was terminated in 1999. In November of 2000 we were contracted on a one-time only basis to supply this chain with 6,000 cases of Towelettes. We have no long-term contract with this chain and there is no guarantee that we will receive future orders from them.

     Our products are currently in selected Longs Drugs in California and Oregon, as well as independent health stores nationwide. The Longs stores are considered "test stores" because the sales generated in them will determine whether we will be placed in all 400 Longs Drugs. Even if sales are good, there is no guarantee that we will ever receive a contract for all 400 stores.

     INDEPENDENT AUDITOR INDICATES DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN
     Although our financial statements have been prepared assuming we will continue in operation as a going concern, in our audited financials our independent auditor expresses doubt as to whether we can continue as a going concern if we do not raise additional capital and develop sufficient revenue to become profitable. Please review our audited financials thoroughly for more information. You should not invest unless you can afford to lose your entire investment.

     UNCERTAINTIES  REGARDING  FUTURE  PURCHASE  ORDERS
     At this time we do not have a purchase order from any mass market chain to sell our products. Orders from chains like Longs Drugs are an essential part of our business plan. The buyers for Longs Drugs have told us they will not give us a purchase order for our products, for chain-wide distribution, until we update our labels, and we agree to support our products with a minimal amount of advertising. A portion of the proceeds from this offering has been budgeted for these expenses, but there is no guaranty that even if we change our labels, replace our inventory and advertise, Longs Drugs, or any other chain, will give us a significant purchase order for our products.

     INCOMPLETE  RESEARCH  ON  THE  FEASIBILITY  OF  OUR  EXPANSION
     Our management has not yet done a feasibility study of this project. Our management's expansion plan is based solely on our own limited experience to date. There is no guarantee that we have exercised good judgement in the feasibility of this project and there is no data to support our reliance on this form of advertising and expansion.

     OUR  KEY  PERSONNEL  IS  IMPERATIVE  FOR  OUR  SUCCESS
     We are highly dependent upon the services of Deborah Duffy, president, CEO and director. The loss of her services from the management team would greatly affect the conduct of our business and the quality of our proposed ventures. Ms. Duffy has formulated The Vermont Witch Hazel Company's proprietary products, designed the labels and the logos for all our products, and is the only full time employee. Management presently maintains a $500,000 key man life insurance policy on Ms. Duffy, but it would be extremely difficult to find a replacement for her should she decide to leave company.

     OUR COMPETITORS IN THE SKIN CARE MARKET COULD DUPLICATE OUR PRODUCTS Witch hazel has been a medicine cabinet staple for decades, but lost favor
shortly  after  World War II.   There has been a resurgence in its popularity in
the last few years and it is now being used as an ingredient in random over-the-counter creams, lotions, and cleansers of many different companies. We feel we are unique in that we use witch hazel as a base ingredient in every product we manufacture. At this time there are no other complete lines of (human) skin care or natural pet care using witch hazel. But there is no guarantee that competitors from another segment of the industry, with considerable financial holdings and influence, will not try to duplicate our products.

     INABILITY  TO  ATTRACT  RELIABLE  DISTRIBUTION  COMPANIES.
     We currently distribute our own products along with a small local distributor for health food stores in Southern California, Arizona, Washington and Oregon. Part of our marketing plan relies on further distribution through companies and product representatives who specialize in mass market chains. Distribution companies tend to limit their lines of products to those with a known sales history and are reluctant to carry new products. For this reason it may be difficult to place our products with a national distribution company and we may have to continue to distribute our products ourselves.

     WE ARE SELF UNDERWRITING THE OFFERING AND MAY NOT BE ABLE TO RAISE REQUIRED PROCEEDS.
     Because we are self-underwriting this offering, we may not be able to sell all or even a significant portion of our shares and might not be able to raise enough proceeds to implement any of our strategies.

     FORWARD  LOOKING  STATEMENTS.
     The discussions and information in this registration statement contain both historical and forward-looking statements. The forward-looking or projected statements regarding our financial condition, operating results, business prospects or any other aspect of The Vermont Witch Hazel Company may differ materially from actual results.

     We have attempted to identify, in context, certain of the factors we believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including adverse economic conditions, intense competition, entry of new competitors, adverse federal, state and local government regulation, inadequate capital, unexpected costs, lower revenues, net income prices, failure to obtain new customers. There is further risk of litigation and administrative proceedings involving ourselves, the possible acquisition of new businesses that do not perform as anticipated, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this registration statement or in other reports we may have issued.

     POSSIBILITY  OF  NOMINAL  OR  NO  PROCEEDS  FROM  THIS  OFFERING
     There is a substantial possibility that little or no proceeds will be raised from this offering. If we do not raise at least 10% of our offering, we would be precluded from manufacturing new products and labels and our plans for marketing and advertising campaigns would be seriously curtailed. We would have to borrow the necessary working capital and advertising money to promote our sales in the Longs Drugs test stores and the sales on our web site sales.

     BROAD  DISCRETION  OF  PROCEEDS  OF  OFFERING
     Our management maintains broad discretion with respect to the use of the offering's proceeds. Although we have outlined our priorities we are not obligated to follow these priorities.

     DILUTION  of  Our  Net  Tangible  Value
     This  offering  involves  a  dilution  of net tangible value of $92,262 at,
October 31, 2000, to the existing shareholders.   The current net tangible value
of  our  current  shareholders  stock  will  be  diluted  by  this  offering.

     NO  MARKET  FOR  OUR  SHARES
     There is currently no market for our shares. There can be no assurances that a market will develop, or, if such a market should develop, that it would be sustained with sufficient liquidity to permit someone to sell their shares at any time. There are no assurances that the shares could ever be sold at or near the offering price, or at all, even in an emergency. Any sales of substantial amounts of common stock could have a significant adverse effect on the market price of the common stock.

     PAST TRANSACTIONS MAY HAVE LACKED SUFFICIENT DISINTERESTED INDEPENDENT DIRECTORS
     Our by-laws originally called for two directors. Some of our past transactions which are now closed may not have had two disinterested directors at the time of the transactions and would have lacked sufficient disinterested independent directors to ratify the transactions. The number of directors of The Vermont Witch Hazel Company was changed in September of 1996 to three.



                                 CAPITALIZATION

The  following  table  sets  forth:
     Our capitalization as of October 31, 2000, and Our pro forma capitalization as of the closing of the offering, assuming all the 250,000 shares are sold.

                                                                    Pro  Forma
                                         Actual     Adjustments     As  Adjusted
                                       (Unaudited)                  (Unaudited)
                                       -----------                   -----------
     Shareholders'  Equity:

     Preferred  Stock-no  par  value
     Authorized  100,000  shares,
     Issued  and  outstanding-none

     Common  Stock-no  par  value
     Authorized  10,000,000  shares,
     Issued  and  outstanding  (actual)

1,149,850  (1)  (2)                      604,292     500,000          1,104,292

Accumulated  deficit                    (513,030)                      (513,030)
                                       ---------                      ---------

Total  shareholders'  equity              91,2621    500,000             91,262
                                          -------    -------             ------

(1) Included in the actual column is the conversion of $128,000 of convertible notes payable into 128,000 shares of common stock.

(2) The adjustment column reflects the sale of the public offering of 250,000 shares of common stock at $2.00 per share.


USE OF PROCEEDS
     Our independent auditor has expressed doubt as to whether we will be able to stay in business at our current rate of non-profitability. The marketing plan outlined in Item 4, Use of Proceeds, to advertise our web sites and sell directly to the public will be a major factor in turning The Vermont Witch Hazel Company into a profitable business. We make a much larger profit selling directly to customers and the cost of maintaining the web sites is under $100 per month per site. We have already seen an improvement in sales in the first quarter of fiscal year 2000-20001. The gross sales for the quarter ending October 31, 2000, ($30,924) are more than the gross sales for the entire fiscal year of 1999-2000 ($30,309).

     Our current expansion plans requires us to change both front and back labels on all products, increase inventory and begin a new strategic marketing plan that will help place our products in mass market chains. The estimated cost of all phases of this strategy is approximately $500,000. We hope to raise this through a public offering of our stock.

     Our shares have never been publicly traded. Our shares are considered penny stock. The Securities and Exchange Commission defines a "penny stock" as any stock with a market price of less than $5.009 per share or an exercise price of less than $5.00 per share. If you purchase our stock from this offering, we are required to give you a disclosure statement regarding the penny stock market. The statement is prepared by the Commission. The Commission also requires us to disclose the current price of our stock and any commissions payable to broker/dealers or our registered representatives. You will be sent monthly statements disclosing recent price information for any penny stock held in your account as well as information on the limited market for penny stocks. Before a broker may recommend the purchase of a penny stock he or she is required to determine that the purchase is a suitable investment for the prospective purchaser. The requirement may hinder the purchase of penny stocks by the public.

     These penny stock restrictions will not apply to us if our securities are listed on the National or regional NASDAQ Market System(s) and we continually provide current price and buying information or meet certain minimum financial criteria. If we are not listed we will continue to be subject to the Exchange Act which governs these penny stock restrictions and it may have an adverse effect on the marketability of our stock.

     The net proceeds, if the maximum shares are sold from this offering, are to be prioritized in the following way.

     LABELS:
     Five 8 oz products will need front and back labels. The cost of both front and back labels, in orders of a minimum of 25,000 each, will cost $6,440. Two products require silk screening on tubes at a cost of forty-six cents each. Twenty-five thousand of each product will cost $23,000. Four soap flavors require four separate boxes at a cost of fourteen cents each. Twenty-five thousand boxes of each flavor (scent) will cost a total of $15,000. Two products require a wrap label at a cost of seven cents each. Twenty-five thousand each of the wrap labels will cost $3,950. TOTAL COST FOR ALL LABELS WILL BE $48,400.

     INVENTORY:
     We  will  require  new inventory of at least ten thousand each of all items
once  the  new  labels have been manufactured and delivered.   APPROXIMATE TOTAL
COST  FOR  NEW  INVENTORY  IS  $255,000.

     ADVERTISING:
     We  are  planning  an  extensive  opt-in  email  and  catalog campaign.  We currently furnish black and white catalogs per customer request. Using proceeds from the offering, we will begin a new direct mail campaign for an updated color version of the catalog. Opt-in email costs approximately two thousand five hundred dollars ($2,500) per 10,000 names which includes tracking information, and shows a return of 5 to 10%. Direct mail is cheaper but has a lesser return of approximately 1 to 5%. COSTS OF NEW CATALOGS, EMAIL AND DIRECT MAIL WILL TOTAL APPROXIMATELY $100,000.

Operating  Capital:
     Until we have finished our initial advertising campaigns, we will need supplemental operating capital of approximately $6,000 per month. SIX MONTHS OF SUPPLEMENTAL OPERATING CAPITAL WOULD BE $36,000.

     In the event only 50% of the shares are sold there are certain expenses which will remain the same. They are our filing fee, accounting fees and expenses, legal fees and six months of operating capital. We would cut our advertising and new inventory to less than half and only produce 15,000 labels for each product. The budget for miscellaneous expenses, printing fees, and costs for Transfer Agent, phones, fax, etc. would also be halved. The following two tables illustrate our use of proceeds if all our shares are sold and if 50% of our shares are sold.


                     USE OF PROCEEDS IF ALL SHARES ARE SOLD:

Securities  and  Exchange  commission  Filing  Fee          $    132
Accounting  Fees  and  Expenses                             $  5,000
Legal  Fees  and  Expenses                                  $ 45,000
Printing  and  Engraving                                    $  3,868
Fees  of  Transfer  Agent  and  Registrar                   $  2,000
Phones,  Fax,  Internet                                     $  1,500
Miscellaneous                                               $  2,500
Labels                                                      $ 48,400
Inventory                                                   $255,600
Operating  Capital                                          $ 36,000
Advertising                                                 $100,000
                                                            --------
TOTAL                                                       $500,000


                    USE OF PROCEEDS IF 50% OF SHARES ARE SOLD

Securities  and  Exchange  commission  Filing  Fee          $    132
Accounting  Fees  and  Expenses                             $  5,000
Legal  Fees  and  Expenses                                  $ 45,000
Printing  and  engraving                                    $  1,868
Fees  of  Transfer  Agent  and  Registrar                   $  1,000
Phones,  Fax,  Internet                                     $    750
Miscellaneous                                               $  1,250
Labels                                                      $  2,420
Inventory                                                   $105,330
Operating  Capital                                          $ 36,000
Advertising                                                 $ 50,000
                                                             -------
TOTAL                                                       $250,000

     Should we sell only a nominal number of shares our first priority would be to advertise our existing web sites in email campaigns and print ads such as women's magazines and teen magazines. We would not manufacture any new labels or new inventory. Focusing on the web sites, which only cost about $86.00 per month to maintain, is the most cost effective way to increase our income to cover expenses until we can raise the money to update our inventory. The inventory we have, with the old labels, is fully paid and we can sell it at full retail on the Internet rather than discounting to distributors or selling it wholesale. We currently maintain over $100,000 (our cost) in inventory in our warehouses which can be used for web site sales. The labels are not appropriate for mass market, but they are appropriate for Internet sales. Our profit on Internet sales is at least twice the profit of wholesale and three times the profit of sales to distributors. There is enough inventory in the warehouses to cover our expenses for approximately two years if it is sold at the rate of $10,000 (retail) per month.


     If the offering is unsuccessful and we sell no shares or only a few shares, we will not be able to do any advertising until sales grow enough through word of mouth, referrals and our own email list to make company profitable. We may have to borrow money from our stockholders to manage the expenses until then.

     We intend to begin our advertising campaign as soon as possible. Therefore, we will begin using the proceeds from the offering as soon we receive them. Any changes to our proposed allocation of estimated net proceeds will be made by our board of directors.


                         DETERMINATION OF OFFERING PRICE

     In determining the price for our public offering we took many factors into consideration. Although there is no public market for our stock, we have privately sold stock to our shareholders at a price in excess of $2.00 per share. Our projected sales over the next two years was a major factor in determining the share price of $2.00 as well as our limited number of outstanding shares and the fact we have no long-term debt. This price has been supported by our 330% increase in sales for the quarter ending October 31, 2000 versus the quarter ending October 31, 1999. Should all shares be sold in the public offering there will still be less than 1,400,000 shares outstanding.


                                    DILUTION

     Any and all stock purchased by our management was purchased at the same price as that offered to shareholders. The private offering and two of the three amended offerings have sold at different prices, but whenever management purchased their shares they did so at the same price as the shareholders were paying.

     This offering involves a dilution of net tangible value of $92,262 at, October 31, 2000, to the existing shareholders. Assuming the maximum amount of units offered are sold the following table shows the dilution of pro forma, net tangible book value of $591,262, at October 31, 2000, to persons who purchase to this offering.

Assumed  initial  public  offering  price  per  share                      $2.00
Pro  forma  net  tangible  book  value  per  share
              as  of  October  31,  2000                                   $0.08
Pro  forma  increase  attributable  to  new  investors                     $0.34
Pro  forma  net  tangible book value per share after the offering          $0.42
Pro  forma  dilution  per  share  to  new  investors                       $1.58

Total  shares  to  be  issued  and  outstanding  when  all  units  are  sold:
1,399,850      Shares       100%


                            SELLING SECURITY HOLDERS

     There are no current shareholders of The Vermont Witch Hazel Company who are offering their own shares up for sale. The shares being offered belong to The Vermont Witch Hazel Company and have never been purchased, sold or offered before.


                              PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale of up to $250,000 shares of our common stock. We have registered the shares for sale to provide us with additional capital and freely tradeable securities. The shares have never been offered before. None of the shares are owned by current shareholders. We will receive any proceeds from the sale of these shares and we will use these proceeds as outlined in USE OF PROCEEDS.

     We plan to distribute the shares solely through our officers and directors, Deborah Duffy, Peter C. Cullen and Rachel Braun. In doing so, we will rely on the Exchange Act Rule which permits officers and directors to sell securities without registering as brokers/dealers under certain circumstances. This offering is self underwritten. No company has been engaged as an underwriter. No person who will be selling stock, Deborah Duffy, Rachel Braun and Peter Cullen, will be receiving commissions and no person selling stock is a disqualified person as defined in the Securities Act of 1933.

     We will use our email list to make a general announcement of our public offering to customers who live in states in which we have been approved to sell our stock. On our Home Page the announcement will read:

     THE VERMONT WITCH HAZEL COMPANY, A VERMONT CORPORATION, IS CONDUCTING AN OFFERING OF 250,000 SHARES AT $2.00 PER SHARE, AVAILABLE IN MINIMAL INCREMENTS OF $250, FOR AN AGGREGATE OFFERING OF $500,000. FURTHER DETAILS MAY BE OBTAINED IN THE PROSPECTUS AVAILABLE FROM OUR OFFICE UPON REQUEST.

     The  following  cautions  will  be  listed  below  the  announcements.
          (I) NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED BY MEANS OF THIS ANNOUNCEMENT NOR WILL MONEY BE ACCEPTED. AN OFFER MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS WHICH IS AVAILABLE FROM OUR OFFICE. (II) AN INDICATION OF INTEREST MADE BY A PROSPECTIVE PURCHASER SHALL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

     THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER OF THE SECURITIES MENTIONED HEREIN. AN OFFER MAY BE MADE ONLY BY PROSPECTUS AND MAY ONLY BE MADE BY THE COMPANY IN A JURISDICTION IN WHICH A CURRENT REGISTRATION STATEMENT IS IN EFFECT OR WHERE THE COMPANY IS RELYING ON AN EXEMPTION FROM REGISTRATION UNDER THE LAWS OF THE JURISDICTION(S) IN WHICH IT IS MAKING ITS OFFER.
A PROSPECTUS WILL ONLY BE SENT TO PROSPECTIVE PURCHASERS WHO ARE RESIDENTS OF THE FOLLOWING STATES IN WHICH OUR REGISTRATIONS STATEMENT IS IN EFFECT:

     California
     Vermont
     New  York
     Connecticut
     Massachusetts
     Virginia


                                LEGAL PROCEEDINGS

     We are not a party to any pending litigation nor are we aware of any threatened legal proceeding.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

DIRECTORS  AND  OFFICERS

The  directors  and  officers of The Vermont Witch Hazel Company are as follows:

    NAME                              AGE        POSITION

    Deborah  Duffy                    57         President,  CEO,  Director

    Rachel  Braun                     29         Secretary,  Director

    Peter  C.  Cullen                 58         Director

     Deborah Duffy Ms. Duffy has served as president, CEO and a director since our incorporation in August of 1994. Ms. Duffy has been compensated for her services to us during the fiscal years ended December 31, 1997, 1998, 1999 as revenues allowed. Directors are not paid for their services.

     Rachel Braun Ms. Braun has served as a director since October of 1997. She was director of Copyrights at BUG Music from 1990 to May of 1998. In May of 1998 she started her own bookkeeping business and has been hired as an independent bookkeeper for us from that date forward.

     Peter C. Cullen Mr. Cullen is a voice-over specialists in Hollywood. For the past five years he has been an announcer for NBC, ABC and the Travel Channel. He has received an Emmy for his work as "Eeyore" in Disney's Winnie the Pooh. He has also received recognition for his voices as Optimus Prime (Transformers), and The Predator (film). Mr. Cullen currently narrates Places of Mystery for the Travel Channel, and previews for NBC (Providence, Alice in Wonderland, Mysterious Ways). His latest movie trailer is The Perfect Storm. Mr. Cullen also serves on the National Advisory Council for the Autry Museum of Western Heritage in Southern California. In September of 1996 he became one of our directors and still serves as a director.

None of the directors of The Vermont Witch Hazel Company serves as a director for any other reporting company.

There  are  no  other  significant  employees.

Ms  Braun  is  the  daughter  of  Deborah  Duffy.

In the past five years no officer, director or major shareholder has been involved with
     Any bankruptcy filed by or against any business which the person was a general partner or officer.
     Any criminal conviction or proceeding or subject to a pending criminal proceeding;
     Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or A finding that the person has violated a federal or state securities or commodities law.

We  have  no  employment  agreements  with  any  of  our  officers.

Executive compensation is not expected to change following the completion of this offering.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

     The following table sets forth certain information as of March 15, 2000 with regard to the beneficial ownership of the common stock by:
     each person known to us to be the beneficial owner of 5% or more of our outstanding shares;
     the  officers  and  directors  individually  and
     the  officers  and  directors  as  a  group.

Security  ownership  of  management.


Title of Class   Name and Address of Beneficial Owner    Amount Owned    Percent

Common           Deborah  Duffy     president,  CEO        696,900        60.6
                 4415  Ponca  Avenue
                 Toluca  Lake,  CA  91602

Common           Peter  C.  Cullen     director            232,450        20.2
                 10421  Woodbridge  Street
                 Toluca  Lake,  CA  91602
Common           Rachel  Braun     secretary                 7,000        0.006
                 320  N.  Florence
                 Burbank,  CA  91505


     ALL  OFFICERS  AND  DIRECTORS  AS  A  GROUP           936,350        81.4%



                            DESCRIPTION OF SECURITIES

     Each  increment  offered  consist  of  125  shares  of  common  stock.
     We are authorized for 10,000,000 shares of common stock, $0.001 par value. As of 3/20/00 1,149,850 shares were issued and outstanding.
     Each share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners at meetings of the stockholders.

     The  holders  of  common  stock

     *will have equal rights, based on the number of shares owned, to dividends from funds legally available when, as and if declared by our board of directors;
     *will be entitled to share in all the assets, based on the number of shares owned, of The Vermont Witch Hazel Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of The Vermont Witch Hazel Company; and
     *will  not  be  subject  to  preemptive  or  redemption  provisions

     All shares of common stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to their ownership.
     Our holders of shares of common stock do not have cumulative voting rights. At the completion of this offering, if all shares are sold, affiliates, officers and/or our directors will own approximately 67% of the outstanding common stock.


                                 TRANSFER AGENT

     Our transfer agent is Securities Transfer Corporation, a Texas corporation, 2591 Dallas Pkwy #102, Frisco, TX 75034. Tel: 469 633-0100. Fax: 469 63-0088


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Auditor for The Vermont Witch Hazel Company is Gerald R. Perlstein, CPA who owns none of our shares.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our Bylaws provide that we will fully indemnify our officers as authorized or permitted under Vermont law. We have been advised that in the opinion of the Commission, indemnification for liabilities under the Securities Act which may be permitted to directors, officers and controlling persons of The Vermont Witch Hazel Company is against public policy and is unenforceable. In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, we will ask a court of appropriate jurisdiction to decide if indemnification is against public policy as expressed in the Securities Act and we will be governed by their decision.


                     ORGANIZATION WITHIN THE LAST FIVE YEARS

     There have been no transactions during the last two years, nor are there any proposed transactions, to which we were or will be a party.


                             DESCRIPTION OF BUSINESS

     BUSINESS  DEVELOPMENT.
     The Vermont Witch Hazel Company was incorporated on August 3, 1994 in the State of Vermont. In 1995 we sold a portion of our authorized shares through a private offering. The proceeds from the offering were used to expand the lines of products and cover overhead while we were growing.

     In September 1995 a chain of natural food stores, began purchasing a limited number of our products. Our gross sales quickly increased from less than $10,000 for the first fiscal year to slightly more than $200,000 for fiscal year ending July 31, 1997. In May of 1999 the relationship with the natural food store chain ended, and the result has been a dramatic decrease in gross sales for fiscal year ending July 31, 1999. Our first three periods of fiscal year 1999/2000 are considerably less than those of the same periods of the previous year.


     Our customers from the health food chain who were no longer able to purchase our products, wrote, e-mailed us and called us looking for other retailers who carried our lines. These customers formed the beginning of our data base which now exceeds 4,000 names and addresses. We will use this date base of known purchasers for our new direct mail order catalogs and our opt-in e-mail campaign. We have been reasonably successful in bringing these data base customers into the Longs Drugs test stores via e-mail and a limited amount of direct mail. Proceeds from the public offering will be used to finance a much broader e-mail and direct mail campaign incorporating additional mailing lists we intend to purchase from sources specializing in those lists.

     Longs Drugs has requested a change in our labels if they are to carry us chain-wide. The current labels were designed for natural stores and web site/Internet sales. We are offering 250,000 shares of our stock in this public offering to raise the funds to

     Four  of  our  products  are currently being tested for customer appeal and
sales  in  ten  Longs  Drugs  Stores  throughout  California.    Corporate
headquarters reviews test products every six months to determine whether or not they should be placed in all 400 stores of their chain. In order for our products to be purchased by corporate headquarters we would have to satisfy their minimum sales requirements. Their requirements are continuous sales of two items of each product per day for six months. We will not meet these sales figures without a minimal amount of advertising.

     The  four  products  on  the  shelves of the test stores at Longs are Witch
Hazel & Aloe Face Pads, Witch Hazel & Aloe Towelettes, Citrus Shave Foam and Citrus Shave Refill. We chose these products because, they have been our best selling items for the last four years. Since the minimum time frame for proving our sales figures is six months, and we won't begin to make those sales until we have begun advertising, we could not expect a commitment from Longs before the spring review in 2001. We do not produce enough revenue at this time to pay for the advertising. A portion of the proceeds from the offering will be used to cover the cost of advertising for Longs Drugs.

     The most difficult aspect of mass market is finding a chain that is willing to take a new product from a new company with a very small advertising budget. The second most difficult aspect of mass market is selling through to their customers. Once we have been successful in one chain, like Longs, it is reasonable, but not assured, that other chains will follow suit. We intend to send our customers discount coupons to be redeemed at Longs Drugs for our products. It is an inexpensive but effective way of generating sales.

     We will be very circumspect in the choice of chains we will apply to have our products placed. Many chains charge "slotting fees." Slotting fees are a charge to the manufacturer for the right to rent shelf space in their store. The average slotting fee is $2500 for each size of each product (SKU). If we do not meet the minimum sales for that chain in a reasonable amount of time, they will pull the product off the shelf, return it to us at our expense, and keep the slotting fee. Some chains do not pay on time and many actually take up to 120 days to pay a 30 day invoice. There are also instances of chains taking random deductions from invoices. We are very aware of problems in these areas and will act accordingly.

     We  have  expanded  our natural skin care line from six products in 1995 to
eleven  as  of  the  date  of  this prospectus.   They  include:

     4  bar  soaps  -  Citrus,  Citrus  Loofah,  Lavender  and  Lavender Loofah;
     8  oz  bottle  of  liquid  Citrus  Castile  Soap;
     Witch  Hazel  &  Aloe  Face  Pads  -  60  per  jar;
     Witch  Hazel  &  Aloe  Towelettes  -  20  per  box;
     8  oz  Toner;
     Witch Hazel Protective Gel (proprietary formula) in 2 sizes - 2 oz and 8 oz;
     Witch Hazel & Aloe Skin & Beauty Gel (proprietary formula) in 2 sizes - 2 oz and 8 oz;
     16  oz  bottle  of  Personal  Cleansing  Gel  (proprietary  formula);
     3.2 oz non-aerosol, refillable Citrus Shave Foam (proprietary formula); 8 oz bottle of Citrus Shave Refill (proprietary formula).
     The base ingredient in all our products, both skin care (human) and pet care, is pharmaceutical grade witch hazel. Our formulas also include other natural components such as aloe vera, grape seed oil, vegetable glycerin, palm oil, olive oil, and natural essence oils.

     In April of 1999 we added a natural pet care line of four products. The pet products include
     Skin  &  Ear  Pads  (50  per  jar),
     Skin  &  Coat  Gel  for  itching  (16  oz),
     Veterinary Witch Hazel as a non-drying shampoo alternative (16 oz), Veterinary Protective Gel, a first aid gel solution.

     BUSINESS  OF  ISSUER.
     The Vermont Witch Hazel Company manufactures and distributes a line of all natural witch hazel-based (human) skin care and all natural veterinary witch hazel-based pet care products. Our Cleanser/Toner is pure, pharmaceutical grade (manufactured to FDA standards) Witch Hazel. We use this Witch Hazel as the base for all our products. Our one-of-a-kind Witch Hazel Protective Gel (proprietary) is used to help reduce the appearance of acne, blemishes, cold sores, etc. and help protect cuts and bites by laying down a water soluble barrier. Our All Purpose Skin & Beauty Gel (proprietary) gently removes make-up, soothes itching of insect bites, cleanses, and soothes itching and burning of hemorrhoids. Our 4 soaps are hand made, aged, and are filled with moisturizers. Our Witch Hazel & Aloe Face Pads soothe tired eyes, remove make-up and cleanse and tone skin. Our Witch Hazel & Aloe Towelettes cleanse, cool and soothe skin and our 3-in-1 Shave Foam and Refill (proprietary), contain shave foam, moisturizer and after shave combined in a non-aerosol, refillable canister and refill for the canister.

     We send every product we manufacture to an independent accredited laboratory where it is tested for biological contamination Tests are conducted during and after manufacturing to be sure the ingredients, fillers, vats and end product have not come into contact with any biological contamination that could degrade the final product. No products are released for sale until we have received passing results on every test. In 1997 a batch of our cleansing gel did not pass and the products were promptly discarded and remade.

     Because we make no medical claims, our products are considered cosmetics and do not require FDA approval or further governmental testing. As long as we do not make any medical claims we are not required to test our products for government approval. Our labels only claim to soothe, relieve or cleanse, and do not claim to cure any condition.

     Although we distribute most of the products ourselves, we also use an independent all natural distributor, Ginseng Co., to distribute our skin care line throughout the Southwest to both chain and independent health food stores. We have no contract or written agreement with Ginseng, but they have been distributing our products for five years. If we become dissatisfied with their services at any time, we may hire a new distributor.

     Our pet brand name is "TESTED ON HUMANS." We chose the brand name for two reasons:
     All four of the products were derived from formulas initially manufactured for our (human) skin care line.
     Most natural products are not tested on animals and declare that fact in bold letters on their labels.

     We also make the same claim on our labels. We thought it was an interesting turn of phrase and the reaction to the name has been very positive.

     The pet products are Veterinary Witch Hazel, a natural fly spray and coat cleanser; Veterinary Skin & Coat Gel (proprietary), to soothe and relieve itching from insect bites and flea allergies; Veterinary Protective Gel (proprietary), for minor first-aid; and Veterinary Skin & Ear Pads, large soft pads to cleanse and soothe ears and deep wrinkles.

     Our president, Deborah Duffy, has been in charge of research and development since we were incorporated. She does not have a degree in Chemistry. Ms. Duffy first tested the products on herself and then put them in the company store for customer comments. The total cost of research and development has consistently remained under 2% of our gross revenues for the past three fiscal years.

     Customers were asked to rate each product's efficiency, consistency, and eye appeal. Only the products that had "good" or "excellent" ratings in every category were chosen to become a permanent part of the line.

     We have incurred no cost or suffered any ill effects from federal, state or local environmental laws because we contract the manufacturing of all our products to other, larger companies who specialize in manufacturing and are in full compliance with all governmental regulations.

     In order to cover our total expenses every month we must sell $10,000 every month of products currently stored in our warehouses. To sell $10,000 at wholesale prices would take twice as many sales as we would need on the Internet where we sell our products retail. This is why our first priority is our web sites. We are currently selling about $2000 to $3,000 through the Internet with absolutely no advertising of any kind. Customers have to ask for witch hazel on a search engine to find us. With a minimal amount of advertising of our web site we feel we will be able to reach our goal of $10,000 per month. We will continue to promote our web sites after we have reached the sales needed to cover our expenses.

     The major costs involved in promoting the web sites are purchasing the email and direct mailing lists from companies who specialize in names and addresses of customers who are actually looking to buy natural products. These lists average about $2500 per 10,000 names. Our goal is to purchase 100,000 names to begin the campaign, but we can improve our sales with just one list if we only receive nominal proceeds from the offering. The average return rate (customers actually visiting the sites and making a purchase) on email is between 5 and 10%. Average return on direct mail is 1%.

     It is also imperative we make ourselves known to the general public. To do this we intend to promote distribution of our products in selected retail stores and chains. A large chain like Longs Drugs with 400 stores could provide us with gross annual sales in excess of $500,000 if they only sell four of our products. The key to growing our sales in mass market is to change our labels and advertise the benefits of our products and the places in which they are available for purchase. Advertising and changing our labels are completely dependent on available funds but are an integral part of our marketing plan to become profitable.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
     Our financial projections are based on defined expenses and the ability to attract mass market chains. In the event only 50% of the shares are sold there are certain expenses which will remain the same. They are our filing fee, accounting fees and expenses, legal fees and six months of operating capital. We would cut our advertising and new inventory to less than half and only produce 15,000 labels for each product. The budget for miscellaneous expenses, printing fees, and costs for Transfer Agent, phones, fax, etc. would also be halved. Should we sell only a nominal number of shares our first priority would be to advertise our existing web sites in email campaigns and print ads such as women's magazines and teen magazines. We would not manufacture any new labels or new inventory. Focusing on the web sites, which only cost about $86.00 per month to maintain, is the most cost effective way to increase our income to cover expenses until we can raise the money to update our inventory. The inventory we have, with the old labels, is fully paid and we can sell it at full retail on the Internet rather than discounting to distributors or selling it wholesale. We currently maintain over $100,000 (our cost) in inventory in our warehouses which can be used for web site sales. The labels are not appropriate for mass market, but they are appropriate for Internet sales. Our profit on Internet sales is at least twice the profit of wholesale and three times the profit of sales to distributors. There is enough inventory in the warehouses to cover our expenses for approximately two years if it is sold at the rate of $10,000 (retail) per month.

     Time frames for manufacturing new inventory and labels is approximately six weeks from date of purchase order. It is far more cost effective to order 50,000 of each label than it is to order 10,000 of each, but the amount ordered will be completely dependent on the proceeds received from the public offering. Our catalogs are ready to be printed and can be completed in one week.
Labeling and mailing would require one to two additional weeks. Our email campaign is ready, and can be implemented in one week. Our print ads are ready to be sent out. How soon they would actually appear would depend on the magazine(s) we choose and the lead time they require before publication date.

     We will not place purchase orders for anything unless or until we have raised sufficient capital through our public offering. A minimum of $5,000 to begin the email campaign and a minimum of $7,000, which includes the cost of printing the catalogs, would be required to implement a direct mail campaign,.

     If our offering is not successful and we do not raise the proceeds to implement any of our marketing strategies, we will have to rely on loans from our current shareholders. Based on our current sales and financial condition, we would require additional capital within the next 12 months.

   INTERIM  PERIODS.
     Current fiscal year end is July 31, 2000. Gross sales for the period of August 1, 1999 through the date of this prospectus are far less than for the comparable interim period of the preceding year. This is mostly attributable to losing our contract with the natural health food chain. During this interim period we have reduced our overhead by closing the store, selling the building and reducing our number of full time employees.

     Our current monthly overhead is approximately $10,000. Income from Internet sales averages $2,000 to $2,500. Income from wholesale sales varies between $2,000 and $3,000 per month. Our monthly deficit can be $4,000 to $6,000 per month depending on sales.

     Our gross sales for the quarter ending October 31, 2000 ($30,958), exceeds the total sales for the entire fiscal year ending July 31, 2000 ($30,309). The increase in sales can be attributed to an increase in catalog and Internet sales and repeat orders from chain stores, . We intend to continue increasing sales (though not necessarily at this high rate) over the next year. Our goal for year end July 31, 2001 is $100,000, an increase of 30.3%.

                               PLAN OF OPERATIONS
     The first step in our plan of operations is to prioritize the proceeds from this offering to generate sufficient revenues to cover our monthly overhead.

OPERATING  CAPITAL:
     Until we have finished our initial advertising campaigns, we will need supplemental operating capital of approximately $6,000 per month. Six months of supplemental operating capital would be $36,000.

ADVERTISING:
     We are planning an extensive opt-in email and catalog campaign. We currently furnish black and white catalogs per customer request. Using proceeds from the offering, we will immediately begin a new direct mail campaign with an updated color version of the catalog. Opt-in email costs approximately two thousand five hundred dollars ($2,500) per 10,000 names which includes tracking information and shows a return of 5 to 10%. Direct mail is cheaper but has a lesser return of approximately 1 to 5%. Costs of new catalogs, email and direct mail will total approximately $100,000.

LABELS:
 Five 8 oz products will need front and back labels. The cost of both front and back labels, in orders of a minimum of 25,000 each, will cost $6,440.
 Two products require silk screening on tubes at a cost of forty-six cents each. Twenty-five thousand of each product will cost $23,000.
 Four soap flavors require four separate boxes at a cost of fourteen cents each. Twenty-five thousand boxes of each flavor (scent) will cost a total of $15,000.
 Two products require a wrap label at a cost of seven cents each. Twenty-five thousand each of the wrap labels will cost $3,950. Total cost for all labels will be $48,400.

INVENTORY:
     We will require new inventory of at least ten thousand each of all items once the new labels have been manufactured and delivered. Approximate total cost for new inventory is $255,000.


RESULT OF OPERATIONS-FISCAL YEAR 2000 VERSUS FISCAL YEAR 1999
   AND FISCAL YEAR 1998

     REVENUES:
     Revenues for the year ended July 31, 1999 decreased to $155,425 from revenues of $300,635 for the year ended July 31, 1998, a decrease of $145,210 or 48%. Fiscal year ending July 31, 1998 was the last full year of our relationship with a natural health store chain, our largest customer, and sales from that relationship accounted for 80% of our gross revenues for that year.

     Revenues for the year ended July 31, 2000 decreased to $30,309 from revenues of $155,425 for the year ended July 31,1999, a decrease of $125,116 or 80.5%. Revenues decreased primarily because we no longer had a relationship with a natural health store chain, which ended in May of 1999, and we closed our company store in May of 1999. Sales to the health store chain in the year ended July 31,1000 amounted to $125,232 which was 81% of our gross revenues. Although our company store was not profitable, our sales to the store accounted for $13,494 of our revenues in the year ended July 31,1999, or 9%.

     Sales for the quarter ending October 31, 2000 was $30,958 as compared to$9,339 for the quarter ending October 31, 1999 an increase of 331`%. The increase in sales can be attributed to an increase in catalog and Internet sales and repeat orders from chain stores. We intend to continue increasing sales, though not necessarily at this high rate, over the next year. Our goal for fiscal year ending July 31, 2001 is $100,00, an increase of 30.3%



GENERAL  AND  ADMINISTRATIVE  EXPENSES:
     General and administrative expenses increased to $231,653 for the year ended July 31, 1999 from $186,328 for the year ended July 31, 1998 an increase of $45,325 or 20%. The increase was due primarily to expenses associated with increases in advertising, insurance, samples, and legal and professional services. About $20,000 of inventory with outdated labels was given away as samples.

     General and administrative expenses decreased to $199,531 for the year ended July 31,2000 from $231,653 for the year ended July 31,1999, a decrease of $32,122 or 14%. Had it not been for extraordinary expenses in excess of $60,000 incurred in preparation and filing for this public offering, our general and administrative expenses for the year ending July 31, 2000 would have decreased to less than $140,000.

     General and administrative expenses for the quarter ended October 31, 2000 was $23,663 compared to $35,968 for the quarter ended October 31, 1999, a decrease of 34%. This decrease was primarily due to the closing of our stores and subsequent reduction of personnel.

LOSS  FROM  OPERATIONS:
     We had a loss from operations of $165,047 for the year ended July 31, 1999 versus a loss of $116,171 for the year ended July 31, 1998, an increase of $48,876 or 30%. The increased loss was primarily due to inventory manufactured and warehoused for the health food chain before the relationship was severed.

     We had a loss from operations of $188,881 for the year ended July 31, 2000 versus a loss of $165,047 for the year ended July 31, 1999, an increase of $23,834 or 14%. The increased loss was primarily due to the extraordinary expenses incurred in preparation and filing for this public offering.

     Loss from operations for the quarter ended October 31, 2000 was $10,619 compared to $24,700 for the quarter ended October 31, 1999, a decrease of 57%. This decrease was primarily due to cutting back on our expenses and an increase in our sales.

INTEREST  EXPENSE:
     Interest expenses increased to $19,685 for the year ended July 1999 from $15,156 for the year ended July 31, 1998, an increase of $4,529 or 23%. The increase was primarily due to accrued interest on loans made to us by stockholders.

     Interest expense decreased to $11,634 for the year ended July 31,2000 from $19,685 for the year ended July 31, 1999, a decrease of $8,051 or 41%. The decrease was due to the conversion of shareholder loans to stock and the sale of our building in Windsor, Vermont in January of 2000.

    Interest expense for the quarter ended October 31, 2000 was $215 compared to $6564 for the quarter ended October 31, 1999The decrease was due to the conversion of shareholders loans to stock and the sale of real estate.

OTHER  INCOME:
     Rent and other income decreased to $9,013 for the year ended July 31, 1999 from $10,750 for the year ended July 31, 1998, a decrease of $1737 or 15%. The decrease was due to vacancies in our building in Windsor, Vermont.

     Rent and other income decreased to $8,390 for the year ended July 31, 200 from $9,013 for the year ended July 31, 1999, a decrease of $623 or 7%. The decrease was due to the cessation of rents when our building was sold in January 2000.

     There  was  no  rental  income  for  the  quarter ended October 31, 2000 as
compared  to  $4115  for the quarter ended October 31, 1999.   This decrease was
due  to  the  sale  of  real  estate.

                       CHANGES IN STATEMENTS OF CASH FLOWS

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     We had an increase in cash used in operating activities of $27,315 or 36% from July 31, 1998 to July 31, 1999. This was primarily due to the increase in net loss in the two periods and by changes in operating assets and liabilities.

     We had an increase in cash used in operating activities of $36,750 or 36% from July 31, 2000 due to an increase in net loss for the period, offset by non-cash items. This was primarily issuance of stock for services and by changes in operating assets and liabilities.

     We have decreased cash used in operating activities from $25,619 for the quarter ended October 31, 1999 to $16, 199 for the quarter ended October 31, 2000. This was primarily due to a decrease in operating loss for the period, an increase in accounts receivable and a decrease in inventory

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
     We had an increase of cash from investing activities during the year ended July 31, 2000 due to the sale of a building and improvements in Vermont.

There was no investing activity in the quarter ending October 31, 2000 and October 31, 1999.

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Cash flows from financing activities increased $28,850 or 41% from July 31, 1998 to July 31, 1999 due primarily to the sale of common stock.

     Cash flows from financing activities decreased $37,153 or 37% from July 31, 1999 to July 31, 2000. This was primarily due to an increase in sale of common stock and the reduction of mortgage principal due to the sale of a building in Vermont.

     Cash flows from financing activities decreased from $26,939 for the quarter ended October 31, 1999 to $10,000 for the quarter ended October 31, 2000. This was primarily due to decrease in sale of stock.



              WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

     An increase of 14,350 shares from July 31, 1998 to July 31, 1999 was due to shares issued for cash.

     The weighted average number of shares of 1,025,059 for the year ended July 31, 2000 grew from 829,050 for the year ended July 31, 1999, an increase of 196,009 shares or 24%. The increase resulted from issuing 128,000 shares upon conversion of Convertible Demand Notes, 116250 shares in return for cash invested in The Vermont Witch
Hazel Company during the year and 66,000 shares issued in return for services provided to us.


                             DESCRIPTION OF PROPERTY

     We currently own no real property. We lease offices at 4415 Ponca Avenue, Toluca Lake, CA, from Deborah Duffy. Our rent ($500 per month) includes two offices and a shipping room and is approximately one third to one half the rent we would pay at current rates if we were to lease elsewhere. Our warehouse spaces are located at 1819 Dana Street in Glendale, CA, and 3935 Heritage Oak Court, Simi Valley, CA. Warehouse rent in Glendale is $500 per month. Simi rent is $5.00 per pallet which currently amounts to about $350 per month. We have no investments in real estate mortgages or securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no current market for our stock. There are currently issued and outstanding 1,149,850 shares of common stock. Less than half these shares, 327,500, were issued less than one year ago and are restricted from sale. These shares may become free of restrictions in the future. If such shares become free trading they may have an adverse impact on the market.

     We currently have 31 shareholders of record of our common stock. Of those shareholders, four have received stock for services rendered which included public relations , sample making, professional consulting regarding this offering, and booking national sales representatives. Four shareholders, including our president, Deborah Duffy, have received stock from converted loans made to us during the past three years. Since our inception we have never declared a cash dividend on any of our common equity stock. We have never been profitable to date. We would only consider issuing dividends, if and when we became profitable. Our first priority is to re-invest in our corporation, focus on expansion and continue to successfully market our products. Even if we are profitable, we intent to meet all of these objectives before we consider issuing
any  dividends.   There  is  currently  no  public  market  for  our  stock.


                             EXECUTIVE COMPENSATION

     We have only one employee, Deborah Duffy, president and CEO. Ms. Duffy receives $1040.00 every two weeks. Ms. Duffy holds no options or warrants for future shares nor does she have an employment agreement with The Vermont Witch Hazel Company

                       SUMMARY  COMPENSATION  TABLE

                          Annual  Compensation     Awards          Pay-outs
                         (a)      (b)             (c)              (e)
Deborah  Duffy           1997     $31,000          none            none
(president)              1998     $21,667          none            none
                         1999     $27,040          none            none

Our  directors are not, nor have they ever been, compensated for their duties as
directors.   Executive   compensation   is  not  expected  to  change  following
the  completion of this offering.




                              FINANCIAL STATEMENTS

     Please see attached audited financial statements for fiscal years ending July 31, 2000, 1999 and 1998.


                              FINANCIAL STATEMENTS



                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                   (UNAUDITED)

                         THE VERMONT WITCH HAZEL COMPANY

                              FINANCIAL STATEMENTS


                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                   (UNAUDITED)





FINANCIAL  STATEMENTS:

BALANCE  SHEET                                                              1

STATEMENTS  OF  OPERATIONS                                                  2

STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)                             3

STATEMENTS  OF  CASH  FLOWS                                                 4

NOTES  TO  FINANCIAL  STATEMENTS                                          5-8



                             THE VERMONT WITCH HAZEL COMPANY
                                      BALANCE SHEETS
                                          ASSETS

                                                                     OCTOBER      JULY
                                                                    31, 2000    31, 2000
                                                                   (Unaudited)  (Audited)
-----------------------------------------------------------------  ----------
Current Assets:
    Cash                                                           $     569   $   6,768
    Accounts receivable                                               26,184       1,533
    Inventory                                                        112.713     130,388
                                                                   ----------  ----------
    Total current assets                                           $ 139,466   $ 138,689


Fixed Assets:
    Furniture and equipment                                            6,141       6,141
    Less: accumulated depreciation                                     6,141       6,141

                                                                           0           0

        TOTAL ASSETS                                               $ 139,466   $ 138,689
                                                                   ----------  ----------

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
    Accounts payable                                                  20,293      19,191
    Accrued liabilities                                                  911         617
    Notes payable                                                     27,000      17,000
                                                                   ----------  ----------
    Total current liabilities                                         48,204      36,808

Commitments and Contingencies:

Stockholders' Equity (Deficit)
    Preferred stock - no par value
        Authorized 1,000,000
        Issued and outstanding - none
    Common stock - no par value
        Authorized 10,000,000 shares
        Issued and outstanding - 1,149,850 shares                    604,292     604,292

Retained deficit                                                    (513,030)   (502,411)
                                                                   ----------  ----------

    Total Stockholders' Equity                                        91,262     101,881
                                                                   ----------  ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 139,466   $ 138,689
                                                                   ----------  ----------

             The accompanying notes are an integral part of these statements.
                                             UF-1



                         THE VERMONT WITCH HAZEL COMPANY


                             STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                   (unaudited)



Sales                                                               30,958

Cost of Sales                                                       17,914
                                                                 ----------

Gross Profit                                                        13,044

Selling, general and administrative expenses                       (23,663)
                                                                 ----------

NET LOSS                                                           (10,619)
                                                                 ----------



Weighted average number of common shares outstanding:            1,149,850
                                                                 ----------

Net loss per common share                                            (0.09)
                                                                 ----------


         The accompanying notes are an integral part of these statements

                                   UF-2



                                                  THE VERMONT WITCH HAZEL COMPANY



                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                            FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                           (UNAUDITED)




TOTAL
                                        COMMON STOCK        ACCUMULATED      STOCKHOLDERS
                                    SHARES       AMOUNT       DEFICIT      EQUITY (DEFICIT)
                                  ---------------------   -------------   -----------------
Balance July 31,2000             1,149,850    $ 604,292    $ (502,411)        $ 101,881



Net loss for period                                        $  (10,619)        $ (10,619)
                                                           -------------      -------------


Balance October 31, 2000         1,149,850    $ 604,292    $ (513,030)        $   91,262
                                 ----------   ---------   --------------      --------------


            The accompanying notes are an integral part of these statements

                                       UF-3



                                              THE VERMONT WITCH HAZEL COMPANY



                                                  STATEMENTS OF CASH FLOW

                                        FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                                        (UNAUDITED)




CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss for the period                                                      $(10,619)
     Adjustments to reconcile net loss to net cash
     used by operating activities:


     (Increase)/Decrease in accounts receivable                                    (24,651)
     (Increase)/Decrease in inventory                                               17,675
     Increase/(Decrease) in accounts payable                                         1,102
     Increase/(Decrease in accrued liabilities                                         294
                                                                                   ---------

NET CASH USED IN OPERATING ACTIVITIES                                              (16,199)
                                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES                                                   none

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings                                                       10,000
                                                                                    ---------
     Net cash provided by financing activities                                      10,000
                                                                                    ---------

NET INCREASE (DECREASE) IN CASH                                                      6,199

CASH BALANCE, BEGINNING OF PERIOD                                                    6,768
                                                                                    ---------

CASH BALANCE, END OF PERIOD                                                            569
                                                                                    ---------


              The accompanying notes are an integral part of these statements

                                             UF-4


                         THE VERMONT WITCH HAZEL COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                   (UNAUDITED)


1.NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  PRINCIPLES
  ---------------------------------------------------------------------------

A.  Organization  and  Business:
  -----------------------------

The Vermont Witch Hazel Company (VWHC or the "Company") creates and markets skin care and pet care products. The Company manufactures and distributes a line of witch hazel based natural, hypo-allergenic soaps, cleansers and other skin aids for people who prefer natural and environmentally friendly products. The Company presently maintains two Internet web sites to advertise and market its products.

VWHC was incorporated in the State of Vermont on August 3, 1994 as Witch Hazel Company. On October 4, 1994 it was renamed Vermont Witch Hazel Co. and on September 16, 1996 it was renamed The Vermont Witch Hazel Company. On November 1, 1994 the Company registered to conduct business in the State of California.


B.  Property  and  Equipment:
    ------------------------

Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated lives of five years for furniture and equipment. It is the policy of the company to capitalize significant improvements and to expense repairs and maintenance.

Depreciation  expense  for  the  three  months  ended October 31, 2000 was: none

C.  Loss  Per  Share:
  ------------------

Loss per share of common stock is computed using the weighted number of common shares outstanding during the period shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.


D.  Recently  Issued  Accounting  Pronouncements:
    --------------------------------------------

In 1997, the Financial Accounting Standards Board (FASB) issued Statements No. 130, Reporting Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company's adoption of these statements had no material impact on the accompanying financial statements.


E.  Impairments  of  Long  Lived  Assets
  --------------------------------------

The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.


F.  Statement  of  Cash  Flows
  ----------------------------

Supplemental  disclosure  of  cash  flow  information  is  as  follows:

Cash  paid  during  the  period  for  August  1  to  October  31,2000:


Interest  0
Income  taxes  0


G.  Use  of  Estimates:
    ------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.


H.  Inventory:
  -----------

Inventory  is  stated  at  lower of cost (first-in, first-out method) or market.

I.  Revenue  Recognition:
  ----------------------

The Company recognizes revenue from the sale of its products at the date of sale. The buyer has the right to return the merchandise; however, the returns have been remote and insignificant, and all of the conditions of FAS-48 are met, thereby precluding an accrual of a loss contingency under FAS-5.


J.  Fiscal  Year  and  Basis  of  Operation:
  -----------------------------------------

The Company operates on a fiscal year ending July 31. The Company prepares its financial statements and Federal and State income tax returns on an accrual basis.


2.INCOME  TAXES
  -------------

Income taxes are provided pursuant to SFAS NO. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No tax benefit of the Company's net operating loss carryforward has been recorded as it is more likely than not that the carryforward will expire unused. Accordingly, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount. Thus, the Company has not recorded an asset or liability in accordance with SFAS No. 109.

The Company has approximately $513,000 of loss carryforwards available to reduce future tax liability through the year 2019.


 .3.FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
   ---------------------------------------

The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At October 31, 2000 the fair value of cash, accounts receivable, notes payable and accounts payable approximated carrying values because of the short-term nature of these instruments.

4.COMMITMENTS  AND  CONTINGENCIES
  -------------------------------

A  .Leases:
    ------

The Company presently leases its main office facilities from its majority stockholder on a month to month basis, at a cost of $500 per month. The Company presently leases its warehouse facilities on a month to month basis, at a cost of $500 per month. Prior years rental expense reflect the use of larger facilities. There is no determinable future costs, except on a month to month basis.

Rent  expense  for  the  three  months  ended  October  31,  2000  was  $3,056.

The  Company  is  not  presently  involved  in  any  litigation.


5.GOING  CONCERN
  --------------

The Company has experienced operating losses since inception primarily caused by its continued development and marketing costs. As shown in the accompanying financial statements, the Company incurred a net loss of $10,619 for the three months ended October 31, 2000 on sales of $30,958. As of that date, the Company's current liabilities exceeded its current assets (excluding inventory of $112,713, for which sales must be generated in order to properly expense) by $21,451. These factors create an uncertainty about the Company's ability to continue as a going concern. The management of the Company intend to pursue various means of obtaining additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Continuation of the Company as a going concern is dependent on the Company continuing to raise capital, develop significant revenue and ultimately attaining profitable operations.


6.  PROPOSED  SALE  TO  THE  PUBLIC:
    -------------------------------

The Company has proposed to file a Form SB-2 with the Securities and Exchange Commission so as to register the proposed sale of the Company's common stock to the public. The Company proposes to sell 250,000 shares of its common stock at $2.00 per share. If the proceeds from the offering are not sufficient to continue the business, the Company proposes to borrow funds from current shareholders.

                         THE VERMONT WITCH HAZEL COMPANY


                              FINANCIAL STATEMENTS



                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998
                        WITH INDEPENDENT AUDITOR'S REPORT

                        THE  VERMONT  WITCH  HAZEL  COMPANY


                              FINANCIAL STATEMENTS

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998




Independent  Auditor's  Report                                               F1

Financial  Statements:

Balance  Sheets                                                           F2-F3

Statements  of  Operations                                                   F4

Statement  of  Stockholders'  Equity  (Deficit)                              F5

Statements  of  Cash  Flows                                                  F6

Notes  to Financial Statements                                           F7-F12

INDEPENDENT  AUDITORS'  REPORT
------------------------------

Board  of  Directors
THE  VERMONT  WITCH  HAZEL  COMPANY
Toluca  Lake,  California

I  have  audited  the  accompanying  balance  sheets  of THE VERMONT WITCH HAZEL
COMPANY as of July 31, 2000, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended July 31, 2000, 1999 and 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE VERMONT WITCH HAZEL COMPANY as of July 31, 2000, 1999 and 1998 and the results of its operations, stockholders' equity (deficit) and cash flows for the years ended July 31, 2000, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has experienced operating losses over the past six years (since inception), resulting in working capital deficiencies. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gerald  R.  Perlstein
/s/

Los  Angeles,  California
September  29,  2000


                       THE  VERMONT  WITCH  HAZEL  COMPANY

                                BALANCE  SHEETS

                                     ASSETS
                                     ------


                                                  JULY       JULY       JULY
                                                31, 2000   31, 1999   31, 1998
                                                ---------  ---------  ---------
Current Assets:
 Cash                                           $   6,768  $     199  $   4,165
 Accounts receivable                                1,533      1,078        496
 Prepaid expenses                                       0          0     15,740
 Inventory                                        130,388    127,384    148,623
                                                ---------  ---------  ---------
 Total current assets                             138,689    128,661    169,024


Fixed Assets:                                           0     96,447     96,447
 Land and building                                  6,141      6,141      6,141
                                                ---------  ---------  ---------
 Furniture and equipment                            6,141    102,588    102,588
                                                    6,141     15,758     11,282
                                                ---------  ---------  ---------
 Less:  accumulated depreciation                        0     86,830     91,306

                                                $ 138,689  $ 215,491  $ 260,330
  TOTAL ASSETS


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current Liabilities:
 Accounts payable                                  19,191     36,362     20,947
 Accrued liabilities                                  617     27,553     21,857
 Notes payable                                     17,000    125,600     90,000
 Mortgage payable, short term                           0      1,380      1,380
                                                ---------  ---------  ---------
 Total current liabilities                         36,808    190,895    134,184
Mortgage payable, long term                             0     72,326     73,829
                                                ---------  ---------  ---------
   Total Liabilities                               36,808    263,221    208,013

Commitments and Contingencies:

Stockholders' Equity (Deficit)
 Preferred stock - no par value
   Authorized 1,000,000 shares
   Issued and outstanding - none
 Common stock - no par value
   Authorized 10,000,000 shares
   Issued and outstanding - 1,149,850 shares
   in 2000, 839,600 shares in 1999, and
   818,500 shares in 1998                         604,292    265,800    200,800


        The accompanying notes are an integral part of these statements.



                          THE VERMONT WITCH HAZEL COMPANY

                             BALANCE SHEETS CONTINUED


                                                   JULY        JULY        JULY
                                                 31, 2000    31, 1999    31, 1998
                                                ----------  ----------  ----------
Retained deficit                                 (502,411)   (313,530)   (148,483)
                                                ----------  ----------   ---------
   Total Stockholders' Equity (Deficit)           101,881     (47,730)     52,317
                                                ----------  ----------  ----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 138,689   $ 215,491   $ 260,330
                                                =========   =========   =========


The  accompanying  notes  are  an  integral  part  of  these  statements.



                         THE VERMONT WITCH HAZEL COMPANY

                             STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998




                                                 JULY         JULY        JULY
                                               31, 2000     31, 1999    31, 1998
                                              -----------  ----------  ----------
Sales                                         $   30,309   $ 155,425   $ 300,635

Cost of sales                                     26,588      97,832     241,228
                                              -----------  ----------  ----------

Gross profit                                       3,721      57,593      59,407

Rent and other income                              8,390       9,013      10,750

Loss on sale of land and building                 (1,460)

Selling, general and administrative expenses    (199,532)   (231,653)   (186,328)
                                              -----------  ----------  ----------

                                              $ (188,881)  $(165,047)  $(116,171)
Net loss

Weighted average number of common shares
  outstanding:                                 1,025,059     829,050     814,700
                                              -----------  ----------  ----------

Net loss per common share                     $    (0.18)  $   (0.20)  $   (0.14)
                                                   ======      ======      ======


The  accompanying  notes  are  an  integral  part  of  these  statements.


                          THE VERMONT WITCH HAZEL COMPANY

                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998



                                                                       TOTAL
                                COMMON STOCK       ACCUMULATED     STOCKHOLDERS'
                               SHARES  AMOUNT        DEFICIT     EQUITY (DEFICIT)
                             -------------------  -------------  -----------------
Balance July 31, 1997
 (unaudited)                   810,900  $180,800  $    (32,312)  $        148,488

Issuance of common shares
    for cash                     7,600    20,000                           20,000

Net loss for period                                   (116,171)          (116,171)
                                                  -------------  -----------------

Balance July 31, 1998           818,500  200,800      (148,483)            52,317

Issuance of common shares
 for cash                         21,100  65,000                           65,000

Net loss for period                                   (165,047)          (165,047)
                                                  -------------  -----------------

Balance July 31, 1999           839,600  265,800      (313,530)           (47,730)

Issuance of common shares
 for cash                       116,250  116,250                          116,250

Issuance of common shares
 for services                     66,000  66,000                           66,000

Issuance of common shares
 upon conversion of demand
 notes                          128,000  156,242                          156,242

Net loss for period                                   (188,881)          (188,881)
                                                  -------------  -----------------

Balance July 31, 2000         1,149,850  $604,292   $ (502,411)     $      101,881
                              =========  ========    ==========      =============

The  accompanying  notes  are  an  integral  part  of  these  statements.


                          THE VERMONT WITCH HAZEL COMPANY

                              STATEMENTS OF CASH FLOW

                 FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998



                                                   JULY        JULY        JULY
                                                 31, 2000    31, 1999    31, 1998
                                                ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss for the periods                       $(188,881)  $(165,047)  $(116,171)

 Adjustments to reconcile net loss to net cash used by operating activities:

 Depreciation                                       2,392       4,476       4,476
 Issuance of stock for services                    66,000           0           0
 (Increase)/Decrease in accounts receivable          (455)       (582)     17,491
 (Increase)/Decrease in prepaid expenses                0      15,740      (1,021)
 (Increase)/Decrease in inventory                  (3,004)     21,239      45,940
 (Increase)/Decrease in other assets                    0           0       6,465
 Increase/(Decrease) in accounts payable          (17,171)     15,415     (48,917)
 Increase/(Decrease) in accrued liabilities         1,306       5,696      15,989
                                                ----------  ----------  ----------

NET CASH USED IN OPERATING ACTIVITIES            (139,813)   (103,063)    (75,748)
                                                ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Sale of fixed assets, net                         84,438           0           0
                                                ----------  ----------  ----------

NET CASH USED IN INVESTING ACTIVITIES              84,438           0           0
                                                ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock           116,250      65,000      20,000
 Proceeds from borrowings                          19,400      35,600      50,000
 Reduction of mortgage principal                  (73,706)     (1,503)        247
                                                ----------  ----------  ----------
 Net cash provided by financing activities         61,944      99,097      70,247
                                                ----------  ----------  ----------

NET INCREASE (DECREASED) IN CASH                    6,569      (3,966)     (5,501)

CASH BALANCE, BEGINNING OF PERIOD                     199       4,165       9,666
                                                ----------  ----------  ----------

CASH BALANCE, END OF PERIOD                     $   6,768   $     199   $   4,165
                                                 ========    ========    ========

The  accompanying  notes  are  an  integral  part  of  these  statements.


                         THE VERMONT WITCH HAZEL COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998



1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING PRINCIPLES
       -------------------------------------------------------------------------

A.     Organization  and  Business:
       ---------------------------

The Vermont Witch Hazel Company (VWHC or the "Company") creates and markets skin care and pet care products. The Company manufactures and distributes a line of witch hazel based natural, hypoallergenic soaps, cleansers and other skin aids for people who prefer natural and environmentally friendly products. The Company presently maintains two Internet web sites to advertise and market its products.

VWHC was incorporated in the State of Vermont on August 3, 1994 as Witch Hazel Company. On October 4, 1994 it was renamed Vermont Witch Hazel Co. and on September 16, 1996 it was renamed The Vermont Witch Hazel Company. On November 1, 1994 the Company registered to conduct business in the State of California.


     B.     Property  and  Equipment:
            ------------------------

Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated useful lives of forty years for non-residential real property, ten years for property improvements and five years for furniture and equipment. It is the policy of the company to capitalize significant improvements and to expense repairs and maintenance.

Depreciation  expense  for  the  years  ended July 31, 2000, 1999 and 1998 were:

                                         2,000             1999        1998
                                         -----             ----        ----
  Building                              $  982            $1,964     $1,964
  Improvements                             642             1,284      1,284
  Furniture  and  equipment                768             1,228      1,228
                                        ------             -----      -----
          Total                         $2,392            $4,476     $4,476


     C.     Loss  Per  Share:
            ----------------

Loss per share of common stock is computed using the weighted number of common shares outstanding during the periods shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998


     D.     Recently  Issued  Accounting  Pronouncements:
            --------------------------------------------

In 1997, the Financial Accounting Standards Board (FASB) issued Statements No. 130, Reporting Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company's adoption of these statements had no material impact on the accompanying financial statements.


     E.     Impairments  of  Long  Lived  Assets
            ------------------------------------

The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.


     F.     Statement  of  Cash  Flows
            --------------------------

Supplemental  disclosure  of  cash  flow  information  is  as  follows:

          Cash  paid  during  the  periods  for:

                                        2,000          1999          1998
                                        -----          ----          ----

               Interest                    0            0             0
               Income  taxes               0          $1,600        $1,600


     G.     Use  of  Estimates:
            ------------------

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.


     H.     Inventory:
            ---------

Inventory  is  stated  at  lower of cost (first-in, first-out method) or market.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998


     I.     Revenue  Recognition:
            --------------------

The Company recognizes revenue from the sale of its products at the date of sale. The buyer has the right to return the merchandise; however, the returns have been remote and insignificant, and all of the conditions of FAS-48 are met, thereby precluding an accrual of a loss contingency under FAS-5.


     J.     Fiscal  Year  and  Basis  of  Operation:
            ---------------------------------------

The Company operates on a fiscal year ending July 31. The Company prepares its financial statements and Federal and State income tax returns on an accrual basis.


2.     CONVERTIBLE  NOTES  PAYABLE
       ---------------------------

The following table summarized information about convertible notes payable at July 31, 2000, 1999 and 1998:

                 MATURITY     INTEREST     SHARES  IF     CONVERSION  AMOUNT  OF
                  DATES         RATE       CONVERTED         RATE       NOTES
                 -------      -------      ----------     ----------  --------
July  31,  2000   Demand        12%            0            $1.00     $      0
July  31,  1999   Demand        12%         125,600         $1.00     $125,600
July  31,  1998   Demand        12%          90,000         $1.00     $ 90,000

During March and April 2000, the holders of all the convertible notes payable exercised their option to convert at the exercised price of $1.00 per share. This resulted in the issuance of 128,000 shares of common stock.

The convertible notes payable were issued by the Company from November 1996 through October 1999. The initial conversion rate was $2.00. The conversion rate was amended to $1.00 in September 1999 to coincide with the offering of additional common stock for sale at that price.

At July 31, 2000, 1999 and 1998, accrued interest on the convertible notes payable of approximately $0, $20,664 and $9,024, respectively, is included in the accrued liabilities on the balance sheet.


3.     CAPITAL  STRUCTURE
       ------------------

Upon incorporation the Company was authorized to issue 100 shares of common stock. On July 24, 1995 the corporation amended its Articles of Incorporation to authorize the issuance of two classes of stock, common and preferred. The authorized common stock was increased to 1,000,000 shares, and the authorized preferred stock is 100,000 shares. Each type retains no par value.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998


On November 8, 1999 the Board of Directors agreed to increase the total number of the Company's authorized common shares to 10,000,000 shares. On February 20, 2000 the Articles of Incorporation were amended to reflect this increase.


4.     INCOME  TAXES
       -------------

Income taxes are provided pursuant to SFAS NO. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. No tax benefit of the Company's net operating loss carryforward has been recorded as it is more likely than not that the carryforward will expire unused. Accordingly, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount. Thus, the Company has not recorded an asset or liability in accordance with SFAS No. 109.

The income tax expense incurred by the Company for the periods is attributable to the California minimum tax incurred by corporations doing business in California.

The Company has approximately $502,000 of loss carryforwards available to reduce future tax liability through the year 2019.


5.     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
       ---------------------------------------

The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At July 31, 2000, 1999 and 1998, the fair value of cash, accounts receivable, notes payable and accounts payable approximated carrying values because of the short-term nature of these instruments.


6.     ACQUISITION  AND  SALE  OF  LAND  AND  BUILDING
       -----------------------------------------------

In November 1997, the majority stockholder sold a small commercial building in Windsor, Vermont to the Company for $5,000 in cash and the assumption of the existing mortgage of approximately $79,000. VWHC opened a company store in a portion of that building. On January 28, 2000 the Company sold the structure for approximately $92,000. Upon reflection of closing expenses and the cost basis of the structure the Company incurred a loss on the sale of approximately $1,460.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998



7.     CLOSURE  OF  RETAIL  STORES
       ---------------------------

During 1997 the Company opened two retail stores. The first was the company store in Vermont, whereas the second was a non-company owned store, owned by the two majority stockholders of the Company located in Toluca Lake, California. In January 1999 the Company took over the existing lease of the non-company owned store for the period until its expiration in May 1999 at a cost of $742 per month. Also, during 1999 the Company closed the Vermont store and rented the facilities to non-related parties. The closure of the two stores resulted in a write off of obsolete inventory (given to various charities), and a minor amount of receivables of approximately $30,546.


8.     COMMITMENTS  AND  CONTINGENCIES
       -------------------------------

     A.     Leases:
            ------

The Company presently leases its main office facilities from its majority stockholder on a month to month basis, at a cost of $500 per month. The Company presently leases its warehouse facilities on a month to month basis, at a cost of $500 per month. Prior years rental expense reflect the use of larger facilities. There is no determinable future costs, except on a month to month basis.

Rent expense for the years ended July 31, 2000, 1999 and 1998, was $15,639, $17,549 and $26,330, respectively.

The  Company  is  not  presently  involved  in  any  litigation.


9.     GOING  CONCERN
       --------------

The Company has experienced operating losses since inception primarily caused by its continued development and marketing costs. As shown in the accompanying financial statements, the Company incurred a net loss of $188,881 for the year ended July 31, 2000, on sales of $30,309. As of that date, the Company's current liabilities exceeded its current assets (excluding inventory of $130,388, for which sales must be generated in order to properly expense) by $28,507. During the fiscal year equity of approximately $156,000 was created by the conversion of stockholders' convertible notes payable. Excluding this transaction, the Company would have shown a stockholders' deficit of approximately $54,000. These factors create an uncertainty about the Company's ability to continue as a going concern. The management of the Company intend to pursue various means of obtaining additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Continuation of the Company as a going concern is dependent on the Company continuing to raise capital, develop significant revenue and ultimately attaining profitable operations.

                         THE VERMONT WITCH HAZEL COMPANY

                     NOTES TO FINANCIAL STATEMENTS CONTINUED

                FOR THE YEARS ENDED JULY 31, 2000, 1999 AND 1998



10.     SUBSEQUENT  EVENTS
        ------------------

          Proposed  sale  to  the  Public:
          -------------------------------

The Company has proposed to file a Form SB-2 with the Securities and Exchange Commission so as to register the proposed sale of the Company's common stock to the public. The Company proposes to sell 250,000 shares of its common stock at $2.00 per share. If the proceeds from the offering are not sufficient to continue the business, the Company proposes to borrow funds from current shareholders.


                                                                              27


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE
             None.




                       DELIVERY OF PROSPECTUSES BY DEALERS

     UNTIL ---------ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, , MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                              AVAILABLE INFORMATION

Once this registration statement becomes effective we will file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (SEC).
We will send reports and financial statements to security holders on an annual basis within 90 days of our fiscal year end.

If you have received a prospectus and would like a copy of any of the information the prospectus referred to, we will provide you with the address, including title or department, and telephone number of the person to contact for a free copy of the information.


                                END OF PROSPECTUS



                 PART II- INFORMATION NOT REQUIRED IN PROSPECTUS



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We have no contract or arrangement that insures or indemnifies a controlling person, director or officer of the Vermont Witch Hazel Company which affects his or her liability in that capacity. Our bylaws provide for such indemnification, subject to applicable law.

If available at a reasonable cost, we may purchase and maintain liability insurance for our officers and directors in defense of any actions or lawsuits in which they may be named by reason of their positions as officers and directors.




OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

Expenses in connection with the public offering of securities by the selling shareholders related to this registration statement are as follows:

Securities  and  Exchange  commission  Filing  Fee                    $    132
Accounting  Fees  and  Expenses                                       $  5,000
Legal  Fees  and  Expenses                                            $ 45,000
*Printing  and  Engraving                                             $  3,000
*Fees  of  Transfer  Agent  and  Registrar                            $  2,000
*Blue  Sky  Fees  and  Expenses                                       $  1,500
*Miscellaneous                                                        $    500
                                                                      ---------

TOTAL                                                                  $57,132
*  Estimated






                     RECENT SALES OF UNREGISTERED SECURITIES

     We have had one private placement for our common stock which we amended on three occasions to extend dates or change the price of shares offered. All our investors came by way of this private placement, initial and amended, pursuant to Rule 504 under Regulation D.

     Our initial articles of incorporation authorized 100 shares of common stock. At that time Deborah Duffy was the founder and only stockholder.

     Ten shares of previously authorized but unissued common stock were issued to Deborah Duffy as payment for the cost of incorporating.

     The Articles were amended in July of 1995 to increase the number of authorized shares to 1,000,000 shares of common stock and 100,000 shares of preferred stock.

     In September of 1995 Ms. Duffy received 609,990 shares of previously authorized but unissued common stock for services rendered between August 3, 1994 to June 30, 1995, and for all formulas, designs, logos, intellectual property and inventory which then became assets of The Vermont Witch Hazel Company.

     From July of 1995 through November of 1995 we issued 60,000 shares for cash of $75,000 or $1.25 per share through a private offering. Three of these investors were accredited, two received the shares as gifts from one of the accredited investors, and one was an experienced trader with open brokerage accounts.

     At a special meeting held in December of 1995, the shareholders unanimously voted to offer the existing stockholders, themselves, a one-time-only right to purchase a duplicate number of common shares, as owned by each of them, at a price of $.01 per share.

     During December 1995 80,000 shares of previously authorized, but unissued common stock was issued for cash of $800 or $.01 per share.

     During the months of January 1, 1996 through May 31, 1996 we issued 40,000 shares of previously authorized but unissued shares of common stock for cash of $50,000 or $1.25 per share. They were all accredited investors.

     In June of 1996 the private offering was amended to extend the expiration date to June 30, 1998.

     Between June 1, 1996 ad June 30, 1998 we issued 28,500 previously authorized, but unissued shares of our common stock for cash of $75,000 or $2.64 per share. Three people who purchased stock from the new offering were original investors. One shareholder received her shares as a gift from an original shareholder. Five new investors were accredited. One investor was sophisticated and had a stock portfolio purchased through a broker. She solicited us after using our products and visiting our store in Vermont and our licensed store in California.

     During July of 1998 the offering was amended for a second time to extend the expiration date to July 31, 1999.

     Between July, 1998 and July of 1999 we issued 21,100 previously authorized but unissued shares of common stock for cash of $60,000 or $2.63 per share. Ms. Duffy and one of the original investors purchased 15,400 shares. Two shareholders received their shares as a gift from one of the original investors.

     Between the months of August, 1999 and April 2,000, we issued 62,000 shares of previously authorized, but unissued, common stock for services of $62,000 or $1.00 per share. Those services included public relations, label design, a marketing plan, sales representation, marketing consultations, and consultation for a public offering.

     During September of 1999, the shareholders voted to amend the private offering a third time to extend the date of expiration to July of 2,000 and reduce the price per share of common stock to $1.00 per share.

     Between September 1999 and May of 2,000, 109,000 shares of previously authorized, but unissued, shares of common stock were sold for cash of $109,000 or $1.00 per share. Five investors were accredited shareholders in The Vermont
Witch  Hazel  Company.   Two  new  investors  were  both  accredited.


     Between the months of December 1999 and March 2,000, 139,250 shares of previously authorized, but unissued, common stock were issued for $139,250 of outstanding convertible loans and short term loans or $1.00 per share.


                                    EXHIBITS

EXHIBIT  NO.          EXHIBIT  NAME

  3.1               Articles  of  Incorporation
  3.2               By-laws
  4.2               Specimen  common  Stock  Certificate
  5.1               Opinion  of  Lance  N.  Kerr  Law  Office
 27                 Financial  Data  Schedule
 23.1               Consent  of  Gerald  R.  Perlstein, CPA, independent auditor
 23.2               Consent  of  Lance  N.  Kerr Law Office (included in Exhibit
                    5.1)



                                  UNDERTAKINGS.

     THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES:

To file, during any period in which it offers or sales are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required under the Securities Act; (ii) reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission according to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

For determining liability under the Securities Act, to treat each such post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bon fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in the form of prospectus filed by the registrant according to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the commission declared it effective.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on the 19th day of December, 2000.

     __/S/____________________________
THE  VERMONT  WITCH  HAZEL  CO.
Deborah  Duffy,  President



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.


December  19,  2000




____/s/___________________________
DEBORAH  DUFFY,  President  and  Director  and  Chief  Financial  Officer




_____/s/__________________________
RACHEL  BRAUN,  Secretary,  Director




_____/s/__________________________
PETER  C.  CULLEN,  Director